Exhibit 5.1

March 11, 2019	76942.00039
Kratos Defense & Security Solutions, Inc.
10680 Treena Street.
Suite 600
San Diego, CA 92131

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a prospectus supplement (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Prospectus Supplement, of up to 1,825,406 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to a Registration Statement on Form S-3ASR (File No. 333-220339) (the “Registration Statement”) filed by the Company with the Commission under the Act on September 5, 2017, the prospectus contained therein (the “Base Prospectus”), and the Prospectus Supplement.
As such counsel and for purposes of the opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

i.	the Registration Statement;

ii.	the Base Prospectus;

iii.	the Prospectus Supplement;

iv.
the Amended and Restated Certificate of Incorporation of the Company and all amendments and supplements thereto, certified by the Secretary of State of the State of Delaware as of February 27, 2019 and certified by an officer of the Company as of the date hereof;

v.	the Second Amended and Restated Bylaws of the Company, as amended, certified by an officer of the Company as of the date hereof;

vi.
a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of March 11, 2019 (the “Good Standing Certificate”); and

vii.	certain resolutions adopted by the board of directors of the Company on February 26, 2019.

Kratos Defense & Security Solutions, Inc.
March 11, 2019

In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
In such examination and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.
Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.
Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, the General Corporation Law of the State of Delaware.
This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter addressed in this opinion letter.
This opinion letter is rendered solely to you in connection with the preparation and filing by the Company of the Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.
We consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on or around March 11, 2019, the incorporation by reference of this opinion letter in the Registration Statement and to the reference to our firm under the caption “Legal Matters” in

Kratos Defense & Security Solutions, Inc.
March 11, 2019

the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.
Very truly yours,
/s/ Paul Hastings LLP